                                                                  RULE 424(B)(3)
                                               REGISTRATION STATEMENT 333-114733

                              PROSPECTUS SUPPLEMENT

                              DATED JANUARY 6, 2006

                                       TO

                          PROSPECTUS DATED MAY 14, 2004

                     ---------------------------------------

                            CATSKILL LITIGATION TRUST

                     ---------------------------------------

            This Prospectus Supplement, dated January 6, 2006 (the "Supplement
No. 4"), supplements that certain Prospectus dated May 14, 2004 (the "Original
Prospectus"), as supplemented by those certain Prospectus Supplements dated
November 22, 2004, December 8, 2004 and May 18, 2005 (together with the Original
Prospectus, the "Prospectus") and should be read in conjunction with the
Prospectus.

            On August 15, 2005, we filed with the Securities and Exchange
Commission (the "SEC") the attached Quarterly Report on Form 10-QSB for the period ended June 30, 2005 and on November 14, 2005 we filed with the SEC the attached Quarterly Report on Form 10-QSB for the period ended September 30,
2005. The attached information supplements and supersedes, in part, the information contained in the Prospectus. Furthermore, the section entitled
"Selling Unitholders" is hereby amended in its entirety as follows:

                               SELLING UNITHOLDERS

            The following updates the table under the section entitled "Selling
Unitholders" of the Prospectus with respect to the unitholders listed on the table below, to account for sales and transfers of units listed in such table that Catskill Litigation Trust is aware of since the date of the Prospectus.
Such transactions are as follows:

                  o     on December 23, 2004, Americas Tower Partners
                        transferred 169,171 units of beneficial interests in
                        accordance with the Prospectus' Plan of Distribution;

                  o     on December 23, 2004, Monticello Realty L.L.C.
                        transferred 5,676,630 units of beneficial interests in
                        accordance with the Prospectus' Plan of Distribution;

                  o     on December 23, 2004, Avon Road Partners, LP transferred
                        132,833 units of beneficial interests in accordance with
                        the Prospectus' Plan of Distribution;

                  o     on December 23, 2004, Scott A. Kaniewski transferred 288
                        units of beneficial interests in accordance with the
                        Prospectus' Plan of Distribution;

                  o     on December 23, 2004, Kaniewski Family Limited
                        Partnership transferred 9,490 units of beneficial
                        interests in accordance with the Prospectus' Plan of
                        Distribution;

                  o     on December 23, 2004, KFP Trust transferred 11,250 units
                        of beneficial interests in accordance with the
                        Prospectus' Plan of Distribution;

                  o     on December 23, 2004, Philip Berman transferred 9,389
                        units of beneficial interests in accordance with the
                        Prospectus' Plan of Distribution;

                  o     on December 23, 2004, Brian Nastruz transferred 288
                        units of beneficial interests in accordance with the
                        Prospectus' Plan of Distribution;

                  o     on December 23, 2004, Paul deBary transferred 5,633
                        units of beneficial interests in accordance with the
                        Prospectus' Plan of Distribution;

                  o     on May 18, 2005, Paul deBary transferred 3,600 units of
                        beneficial interests in accordance with the Prospectus'
                        Plan of Distribution;

                  o     on May 18, 2005, Scott A. Kaniewski transferred 3,600
                        units of beneficial interests in accordance with the
                        Prospectus' Plan of Distribution;

                  o     on May 18, 2005, Avon Road Partners, LP transferred
                        3,600 units of beneficial interests in accordance with
                        the Prospectus' Plan of Distribution;

                  o     on December 22, 2005, Monticello Realty LLC transferred
                        55,631 of its units of beneficial interest in Catskill
                        Litigation Trust to Manhattan Development Corporation in
                        accordance with the Prospectus' Plan of Distribution;

            The table, therefore, is amended as follows in order to (i) remove
Monticello Realty L.L.C. as a selling unitholder, (ii) update the holdings of
Americas Tower Partners, Avon Road Partners, LP, Scott A. Kaniewski, Kaniewski
Family Limited Partnership, KFP Trust, Philip Berman, Brian Nastruz and Paul
deBary and (iii) add Manhattan Development Corporation as a selling unitholder:

                                                                                            Beneficial Ownership
                                                                                               after Offering
                                                                                               --------------
                                            Number of Units        Maximum Number
                                             Beneficially             of Units
                                              Owned Prior          to be Offered          Number          Percent
           Name                               to Offering            for Resale           of Units        of Class
           ----                               -----------            ----------           --------        --------
Americas Tower Partners                        6,430,123            6,430,123                 0              --
Avon Road Partners, LP                           944,447              944,447                 0              --
Scott A. Kaniewski                               125,736              125,736                 0              --
Kaniewski Family Limited Partnership             216,935              216,935                 0              --
KFP Trust                                        263,108              263,108                 0              --
Philip Berman                                    240,308              240,308                 0              --
Brian Nastruz                                      9,728                9,728                 0              --
Paul deBary                                      126,348              126,348                 0              --
Manhattan Development Corporation                 55,631               55,631                 0              --

            All provisions of the Prospectus not specifically amended by this
Supplement remain in full force and effect.

            Please insert this Supplement No. 4 into your Prospectus and retain both this Supplement and the Prospectus for future reference. If you would like to receive a copy of the Prospectus, as supplemented to date, please write to
Catskill Litigation Trust at c/o Christiana Bank & Trust Company, 1314 King
Street, Wilmington, Delaware 19801 or call (302) 888-7400.

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-QSB
(Mark one)

    /X/    Quarterly Report under Section 13 or 15(d) of the Securities Exchange
           Act of 1934

           For the quarterly period ended June 30, 2005

    / /    Transition Report under Section 13 or 15(d) of the Exchange Act

           For the transition period from __________ to __________

                        Commission file number 333-112603

                            CATSKILL LITIGATION TRUST
                            -------------------------
 (Exact Name of Small Business Issuer as Specified in Its Declaration of Trust)

         DELAWARE                                     16-6547621
--------------------------------------------------------------------------------
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                       C/O CHRISTIANA BANK & TRUST COMPANY
                                1314 King Street
                           Wilmington, Delaware 19801
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (302) 888-7400
--------------------------------------------------------------------------------
                (Issuer's Telephone Number, Including Area Code)

_--------------------------------------------------------------------------------
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

            Check whether the issuer (1) filed all reports  required to be filed by  Section  13 or 15(d) of the  Exchange  Act during the past 12 months (or for such shorter  period that  Catskill  Litigation  Trust was required to file such reports),  and (2) has been subject to such filing  requirements for the past 90 days. Yes /X/ No / /

As of August 15, 2005, 22,702,896 Units of beneficial interest were outstanding.

    Transitional Small Business Disclosure Format (check one): Yes / / No /X/

================================================================================

                            CATSKILL LITIGATION TRUST

                                   FORM 10-QSB

                                      INDEX

PART I - FINANCIAL INFORMATION                                              Page

     ITEM 1. CONDENSED FINANCIAL STATEMENTS (unaudited)

     Condensed Balance Sheet as of June 30, 2005                              3

     Condensed  Statements  of  Operations  for the three  months and six months  ended June 30, 2005 and for the three  months ended June 30, 2004 and for the period January 12, 2004
     (Date of Inception) to June 30, 2004                                     4

     Condensed Statements of Cash Flows for the period six months ended June 30, 2005 and for the period January 12, 2004
     (Date of Inception) to June 30, 2004                                     5

     Notes to Condensed Financial Statements                                6-9

     ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS
     OR PLAN OF OPERATION                                                 10-12

     ITEM 3.  CONTROLS AND PROCEDURES                                     12-13

PART II - OTHER INFORMATION

     ITEM 1.  LEGAL PROCEEDINGS                                              14

     ITEM 6.  EXHIBITS                                                       14

SIGNATURES                                                                   15

                                       2

                         PART I - FINANCIAL INFORMATION

ITEM 1.     FINANCIAL STATEMENTS

                               CATSKILL LITIGATION TRUST
                                CONDENSED BALANCE SHEET
                                     June 30, 2005
                                      (Unaudited)

ASSETS
   Current Assets
         Cash and Cash Equivalents                                    $  48,870
                                                                      ---------
   Total Current Assets                                                  48,870
                                                                      ---------
TOTAL ASSETS                                                          $  48,870
                                                                      =========

LIABILITIES AND TRUST DEFICIENCY
      Current Liabilities
           Accrued legal and administrative expenses                  $  76,960
           Accounts Payable                                              84,735
           Line of credit-related party                                 650,000
                                                                      ---------
      Total Current Liabilities                                       $ 811,695
Trust Deficiency
      Units of Beneficial Interest: authorized
      22,702,896; issued and outstanding 22,702,896                      26,590
      Accumulated deficit                                              (789,415)
                                                                      ---------
      Total Trust Deficiency                                           (762,825)
                                                                      ---------
TOTAL LIABILITIES AND TRUST DEFICIENCY                                $  48,870
                                                                      =========

The  accompanying  notes  are an  integral  part of  these  condensed  financial statements

                                       3

                                                  CATSKILL LITIGATION TRUST
                                              CONDENSED STATEMENTS OF OPERATIONS
                                                         (Unaudited)

                                                                                                               For the
                                                                                                             Period from
                                                 For the             For the             For the           January 12, 2004
                                             Three Months Ended  Three Months Ended   Six Months Ended    (Date of Inception)
                                               June 30, 2005        June 30, 2004       June 30, 2005       June 30, 2004
                                              ------------------------------------------------------------------------------

General and Administrative Expenses:
Litigation Trustee Fees                       $     30,000      $     30,000           $     60,000         $     56,130
Administrative Trustee Fees                          1,500             1,500                  3,000                7,500
Consulting Fees                                      1,500             5,000                  3,000               11,000
Legal Fees                                         120,122            12,109                276,372               83,314
Accounting Fees                                     14,750             9,270                 24,750               26,453
Interest                                             7,998             3,428                 14,873                3,428
Other                                                1,555             3,341                  3,742                4,331
                                              --------------------------------------------------------------------------
Total General and Administrative Expenses     $    177,425      $     64,648           $    385,737         $    192,156
Other Income                                           428               276                  1,382                  276
                                              --------------------------------------------------------------------------
Net Loss                                      $   (176,997)     $    (64,372)          $   (384,355)        $   (191,880)
                                              ==========================================================================
Loss per unit outstanding                     $      (0.01)     $      (0.00)          $      (0.02)        $      (0.01)
                                              ==========================================================================
Units outstanding                               22,702,896        22,702,896             22,702,896           22,702,896
                                              ==========================================================================

                     The accompanying notes are an integral part of these condensed financial statements.

                                                              4

                                            CATSKILL LITIGATION TRUST
                                        CONDENSED STATEMENT OF CASH FLOWS
                                                   (Unaudited)
                                                                                               For the
                                                                                             Period from
                                                                            For the        January 12, 2004
                                                                       Six Months Ended    (Date of Inception)
                                                                         June 30, 2005        June 30, 2004
                                                                     -----------------------------------------
OPERATING ACTIVITIES
Net Loss                                                                 $(384,355)            $(191,880)
   Adjustments to reconcile net loss to net cash used in operations:
      Imputed interest expense                                              14,873                 3,428
      Increase in Accounts Payable                                             614                  --
      Increase in accrued legal and administrative expenses                 45,245                90,370
                                                                         -------------------------------
Net cash used in operating activities                                    $(323,623)            $ (98,082)

Cash flow provided by financing activities
      Increase in line of credit-related party                             150,000               250,000
                                                                         -------------------------------
(Decrease) Increase in Cash and Cash Equivalents                         $(173,623)            $ 151,918
                                                                         -------------------------------
Cash and Cash Equivalents-beginning of period                            $ 222,493             $    --
                                                                         -------------------------------
Cash and Cash Equivalents- end of period                                 $  48,870             $ 151,918
                                                                         ===============================

              The accompanying notes are an integral part of these condensed financial statements.

                                                       5

                            CATSKILL LITIGATION TRUST

       Notes to Condensed Financial Statements--June 30, 2005 (Unaudited)

NOTE 1 - THE TRUST

         The  Catskill  Litigation  Trust is a  Delaware  statutory  trust  (the
         "Litigation Trust") formed by Empire Resorts,  Inc. ("Empire Resorts"),
         Monticello  Raceway  Management,  Inc.,  ("MRMI"),   Monticello  Casino
         Management,  L.L.C.,  Monticello Raceway  Development  Company,  L.L.C.
         ("MRDC") and Mohawk Management, L.L.C. ("Mohawk"). On January 12, 2004,
         22,702,896 units of beneficial  interest were issued to the members and stockholders of those entities. At that time, Empire Resorts,  Catskill
         Development,  L.L.C.  ("Catskill"),  MRMI, Mohawk, Joseph E. Bernstein,
         Paul A. deBary (Messrs.  Bernstein and deBary are hereinafter  referred to as the "Litigation  Trustees") and Christiana Bank and Trust Company
         (the "Administrative Trustee") entered into the Declaration of Trust of
         Catskill Litigation Trust (the "Declaration of Trust").

         In the Declaration of Trust, Catskill,  MRDC and Mohawk assigned to the
         Litigation Trust all of their claims under or related to the alienation and frustration of their agreements and business relations with the St.
         Regis Mohawk Tribe and their rights to any judgment or settlement  that may arise from any  litigation  relating  to two  litigations  entitled
         Catskill  Development,  L.L.C., Mohawk Management L.L.C. and Monticello
         Raceway   Development   Company   L.L.C.,   Plaintiffs  v.  Park  Place
         Entertainment  Corporation,  Defendant  (the "PPE  Case") and  Catskill
         Development,  L.L.C.,  Mohawk  Management,  L.L.C.,  Monticello Raceway
         Development Company,  L.L.C.,  Plaintiffs v. Gary Melius, Ivan Kaufman,
         Walter Horn,  President  R.C. - St. Regis  Management  Company,  et al,
         Defendants (hereinafter referred to, collectively with the PPE case, as the "Litigation"). If at any time the Litigation Trustees determine, in their absolute discretion,  that the assets of the Litigation Trust are not sufficient to justify its continuance,  the Litigation Trustees are
         authorized  to  terminate  the  Litigation  Trust.  In  addition,   the
         Litigation  Trust is to terminate on the date that all  litigation  has been fully  prosecuted to final  judgment or  dismissal,  including all appeals,  and all Litigation  Trust assets have been distributed to the
         Litigation Trust's beneficiaries.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING   POLICIES

         BASIS OF PRESENTATION

         These condensed  financial  statements have been prepared in accordance with accounting  principles  generally accepted in the United States of
         America  ("GAAP"),  and with Form 10-QSB and Item 310 of Regulation S-B of the  Securities  and  Exchange  Commission.  In the  opinion  of the
         Litigation  Trustees,  the accompanying  condensed financial statements contain  all the  adjustments  necessary  (consisting  only  of  normal recurring  accruals) for a fair  presentation.  The interim results are not  necessarily  indicative  of the results that would be expected for the full year and do not  contain  information  included  in our annual financial statements and notes for the year ended December 31, 2004.

         Certain  information  and  footnote  disclosures  normally  included in financial statements prepared in accordance with accounting  principles generally  accepted in the United States of America have been condensed or omitted. It is suggested that these financial  statements be read in conjunction  with the audited  financial  statements  and notes thereto included in the report on Form  10-KSB for the period  January 12, 2004
         (date of inception) to December 31, 2004.

                                       6

         USE OF ESTIMATES IN THE FINANCIAL STATEMENTS

         The  preparation of financial  statements in conformity with accounting principles  generally accepted in the United States of America requires the Litigation  Trustees to make estimates and assumptions  that affect the  reported  amounts  of assets and  liabilities  and  disclosure  of contingent  assets  and  liabilities  at  the  date  of  the  financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include cash on account,  demand deposits and certificates  of deposit with  original  maturities  of three months or less at  acquisition  and money market  funds.  From time to time,  the
         Litigation  Trust  maintains  significant  cash  balances  that are not covered by the Federal Deposit  Insurance  Corporation.  The Litigation
         Trust has not incurred any losses in such  accounts and the  Litigation
         Trustees  believe it is not exposed to any  significant  credit risk on cash as the  Litigation  Trust  generally  does not maintain  high cash balances for any significant period.

         INCOME TAXES

         For federal income tax purposes,  the Litigation  Trust is treated as a grantor trust.  Under the grantor trust rules, each holder of a unit of beneficial  interest is treated as the owner of his or her share of the
         Litigation  Trust's  assets.  The treatment of income and expense items under GAAP may differ from the tax  treatment  of such items.  Expenses incurred by the Litigation Trust will be capitalized for tax purposes.

NOTE 3 - LINE OF CREDIT-RELATED PARTY

         Empire Resorts, a related party, has provided the Litigation Trust with a line of credit of up to $2,500,000. The line of credit can be used to
         pay  all  expenses  of  the  Litigation   Trust   permitted  under  the
         Declaration of Trust,  including but not limited to  professional  fees and  the  fees  and  expenses  of  the  Litigation  and  Administrative
         Trustees.  The line of  credit  is  non-interest  bearing  and is to be repaid from any amounts received from litigation settlements or awards.
         The line of  credit  expires  upon the  termination  of the  Litigation
         Trust.

         As of June 30,  2005,  $650,000  had  been  drawn  against  the line of credit.  On July 28, 2005, an additional  $50,000 was drawn against the line of credit.

         The  Litigation  Trust  imputed  interest on the  borrowings  at Empire
         Resorts'  borrowing  rate (5.50% per annum at June 30, 2005).  Interest expense  for the three  months  ended June 30,  2005 and June 30,  2004 amounted to $7,998 and $3,428,  respectively.  Interest expense for the six months  ended June 30,  2005 and for the period  January  12,  2004
         (date of  inception)  to June 30, 2004  amounted to $14,873 and $3,428, respectively  Imputed interest expense is deemed contributed capital to the Litigation Trust.

NOTE 4 - DISTRIBUTIONS

         The  distribution  of any net proceeds from  litigation  settlements or awards,  after  amounts  are  applied to cover all  current or expected expenses of the Litigation  Trust, is to be made at the sole discretion of the Litigation Trustees and will be distributed as follows:

         First:  To  pay  the  Litigation   Trustees  their  fees  arising  from
         litigation settlements or awards. (See Note 5)

                                       7

         Second: To reimburse $7,500,000 to Empire Resorts for expenses incurred in  connection  with  the  Litigation  prior  to the  formation  of the
         Litigation Trust and, in addition,  to repay Empire Resorts any amounts outstanding under the line of credit.

         Third: If any amount remains after the above requirements are met, such amount  remaining  is to be  divided  among  the  beneficiaries  of the
         Litigation  Trust in proportion  to their  ownership of units as of the date the distribution is made.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

         COMPENSATION OF LITIGATION TRUSTEES

         Each of the two Litigation  Trustees is entitled to annual compensation of $60,000 plus  reimbursement  of expenses  incurred  carrying out the purpose of the Litigation Trust. In addition, one litigation trustee is entitled  to 4%,  and the other 1%, of any  litigation  settlements  or awards.

         COMPENSATION OF THE ADMINISTRATIVE TRUSTEE

         The  Administrative  Trustee is  entitled  to a $5,000  acceptance  fee
         (which  includes  the  first  month  administrative  fee) and a monthly administrative fee of $500. In addition,  the Administrative Trustee is entitled  to a custody  fee on certain  cash  balances  and  marketable securities of .5% per annum on the first  $10,000,000 of fair value and
         3% on the excess and reimbursement for certain fees and expenses.

         EXPENSES PAID PRIOR TO THE FORMATION OF THE LITIGATION TRUST

         As  discussed  in Note 4, the  Litigation  Trust is obligated to pay to
         Empire  Resorts  up to  $7,500,000.  This  amount  represents  expenses incurred prior to the formation of the Litigation  Trust. The amount is payable solely from the proceeds of litigation settlements or awards.

         REPAYMENTS OF AMOUNTS DRAWN UNDER THE LINE OF CREDIT-RELATED PARTY

         As  discussed  in Note 4, the  expenses  of the  Litigation  Trust  are expected to be paid from draws under the line of credit.  Amounts drawn under the line of credit  are to be repaid  from any  amounts  received from litigation settlements or awards.

         ADDITIONAL AMOUNTS PAYABLE TO APPEALS COUNSEL

         Under the terms of the Litigation Trust's arrangement with the law firm handling  its appeal,  additional  fees in an  aggregate  amount not to exceed $100,000 may be payable to that firm.

         The exact amount  payable in the event of a reversal of the decision by the trial  court will vary from  $50,000 to $100,000  depending  on the precise nature of the outcome.

NOTE 6 - CERTAIN RELATIONSHIPS

         The Litigation  Trustees are both currently  members of Empire Resorts'
         Board of Directors.

                                       8

NOTE 7 - SUBSEQUENT EVENTS

         Following  the re-entry of an adverse  judgment with respect to the PPE
         Case  in the  District  Court  in  the  fourth  quarter  of  2004,  the
         Litigation Trust  recommenced an appeal to the Court of Appeals for the
         Second Circuit.  The appellant's brief in the appeal was filed on April
         1, 2005.  In  preparing  the brief on appeal,  the  Litigation  Trust's counsel  became  aware of a case that was  decided  shortly  before the plaintiffs brought the original  complaint.  The effect of this case is that  jurisdiction  may not be  found  to  exist  for two of the  three plaintiff  entities.  We have made the Court of  Appeals  aware of this circumstance.  If the Court  determines  that the  federal  courts lack jurisdiction  over these  plaintiffs,  they may be  required  to pursue their  claims in the New York courts.  This could  increase the expense involved,  and result in additional delay, in prosecuting their claims.
         The  respondent's  brief was filed on June 9, 2005 and the  appellant's reply  brief  was filed on July 12,  2005.  It is not  likely  that the appeal will be scheduled for oral arguments prior to October of 2005 or that a decision in the appeal will be issued prior to the first quarter of 2006.

                                       9

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

            This Report on Form  10-QSB  contains  "forward-looking  statements"
within the meaning of Section 27A of the  Securities Act of 1933, as amended and
Section 21E of the  Securities  Exchange Act of 1934, as amended (the  "Exchange
Act"). All statements other than statements of historical facts included in this
Report,  including  without  limitation,  the  statements  under  "General," and
"Liquidity  and  Capital   Resources,"  are  forward-looking   statements.   All
subsequent  written  and oral  forward-looking  statements  attributable  to the
Litigation  Trust or persons  acting on its behalf are  expressly  qualified  in their entirety by the cautionary statements.

            The following  discussions  should be read in  conjunction  with our
financial   statements  and  the  related  notes  thereto  and  other  financial information  appearing  elsewhere  in  this  report.  The  following  discussion contains  forward-looking  statements that involve risks and uncertainties.  Our
actual  results  could  differ   materially   from  those   anticipated  in  the
forward-looking  statements  as a result of  various  factors,  including  those discussed elsewhere in this report.

General

            We are a statutory  trust created under  Delaware law. Our formation was a condition to the consolidation of Empire Resorts, Inc. ("Empire Resorts"),
Monticello Raceway  Management,  Inc.,  ("MRMI"),  Monticello Casino Management,
L.L.C.  ("MCM"),  Monticello Raceway Development  Company,  L.L.C.  ("MRDC") and
Mohawk Management, L.L.C. ("Mohawk"). Also as a condition to that consolidation, each of Catskill Development,  L.L.C. ("Catskill"),  MRDC, and Mohawk, agreed to assign  to us all of  their  claims  under  or  related  to the  alienation  and frustration of their agreements and business relations with the St. Regis Mohawk
Tribe.  That  assignment  included rights to any proceeds from any settlement or award that may arise from any  litigation  relating to that claim.  We currently maintain a web site at  WWW.CATSKILLTRUST.COM  to facilitate  communications and provide a convenient  source of more detailed  information for our  unit-holders and other interested parties.

            Our  litigation  claims  arise from the efforts of each of Catskill,
MRDC,  and Mohawk to develop with the St. Regis Mohawk Tribe a gaming  casino in
Monticello,  New York. The plaintiffs spent several years and substantial  funds to develop and obtain  required  approvals  for the casino.  Subsequently,  Park
Place  Entertainment  Corporation,  the world's  largest gaming  corporation and
Atlantic City's largest casino operator, entered into an agreement providing for the St. Regis Mohawk Tribe to commit  their future  casino  development  efforts exclusively to Park Place Entertainment  Corporation.  That agreement conflicted with the Mohawk Tribe's agreements with Catskill, MRDC and Mohawk.

            There  is  one  lawsuit  pending  and  one  lawsuit  that  has  been
discontinued.  The  first  lawsuit  is  Catskill  Development,   L.L.C.,  Mohawk
Management,   L.L.C.,  and  Monticello  Raceway  Development  Company,   L.L.C.,
Plaintiffs. v. Park Place Entertainment  Corporation,  Defendant.  (Civil Action
No. 00CIV8660 (CM) (GAY)) (United States District Court Southern District of New
York)  referred to herein as the "PPE case".  This  lawsuit had  initially  been
dismissed  on  a  motion  for  summary  judgment.   However,   the  trial  court
subsequently  vacated the earlier  decision  granting  summary  judgment to Park
Place  Entertainment,  in order to consider new  evidence  and allow  additional discovery proceedings. After these proceedings were completed, the dismissal was reinstated.  An  appeal  has  been  taken  and a brief  has  been  filed  by the
Litigation  Trust.  The  respondent's  brief  was  filed on June 9, 2005 and the
Litigation Trust's reply brief was filed on July 12, 2005. It is not likely that the appeal will be scheduled for oral arguments prior to late October of 2005 or that a decision in the appeal will be issued prior to the first quarter of 2006.

                                       10

The second lawsuit is Catskill Development,  L.L.C., Mohawk Management,  L.L.C.,
and Monticello  Raceway  Development  Company,  L.L.C.,  Plaintiffs against Gary
Melius,  Ivan  Kaufman,  Walter  Horn,  President  R.C. - St.  Regis  Management
Company,  et al,  Defendants.  (Index No. 891/03) (Supreme Court of the State of
New York  County of  Sullivan).  This  lawsuit  has been  discontinued  under an agreement that permits it to be refiled at a future date without being barred by the statute of  limitations.  Our purposes are the prosecution of our litigation claims  through  the  recovery  of any  settlement  or final  judgments  and the distribution of the net amount of any such recoveries to our beneficiaries.

            The   administration  of  our  Litigation  Trust  will  involve  the authentication  and payment of fees and expenses for legal and related  services in connection with our litigation  claims,  reporting and regulatory  compliance
and  the  maintenance  of  litigation,   financial  and   unit-holder   records.
Administrative expenses are currently estimated to be approximately $200,000 per year, including the fees of the litigation and administrative trustees, auditors and  accountants  and other  support  services.  Legal  fees and other  expenses involved in our  litigation  claims are impossible to predict with any degree of accuracy.  No  assurance  can be given that the amounts  available to us for the payment of such  expenses  under our line of credit will be  sufficient to carry our  litigation  claims through to a successful  conclusion or that  alternative funds will be available for such purpose.

            Our unit-holders  will only be entitled to the net proceeds from any settlement or award,  if any, of our litigation  claims after the payment of our expenses, the fees of our litigation trustees, any amounts outstanding under our line of credit and  $7,500,000  to Empire  Resorts  for  reimbursement  of prior expenses incurred in connection with our litigation claims.

RESULTS OF OPERATIONS

For the three months  ended June 30,  2005,  we reported a net loss of $176,997.
Included  in these net losses are legal fees of  $120,122  (of which  legal fees related to litigation were $107,622),  and  administrative  expenses of $57,303, offset by dividend income of $428, but no proceeds from any litigation.  For the three months ended June 30, 2004, we reported a net loss of $64,372. Included in this net loss are legal fees of $12,109  (all of which  related to  litigation), and administrative expenses of $52,539 offset by dividend income of $276, but no proceeds from any litigation.

For the six months  ended June 30,  2005,  we  reported a net loss of  $384,355.
Included  in these net losses are legal fees of  $276,372  (of which  legal fees related to litigation were $251,372),  and administrative  expenses of $109,365, offset by dividend income of $1,382,  but no proceeds from any  litigation.  For the period  January 12, 2004 (Date of Inception) to June 30, 2004, we reported a net loss of  $191,880.  Included  in this net loss  are  legal  fees of  $83,313
(77,598 of which related to litigation), and administrative expenses of $108,842 offset by dividend income of $276, but no proceeds from any litigation.

The increase in legal fees related to litigation  reflects the activity involved in connection with our appeal to the 2nd Circuit. During the first six months of
2004, the Litigation  Trust incurred only limited expenses related to litigation because  Judge  McMahon  was  waiting  for a  decision  by the New York Court of
Appeals prior to rendering  her  decision.  Following the re-entry of an adverse judgment  with  respect  to the PPE case in the  District  Court  in the  fourth quarter of 2004, the Litigation  Trust  recommenced its appeal.  The results for the second  quarter of 2005 reflect the  increased  legal  expenses  relating to litigation due to the  preparation of briefs for the appeal,  including  matters relating to a new  jurisdictional  issue. In preparing the brief on appeal,  our counsel  became aware of a case that was decided  shortly  before the plaintiffs brought the original complaint. The effect of this case is that jurisdiction may not be found to exist for two of the three plaintiff entities.  We have made the
Court of Appeals aware of this  circumstance.  If the Court  determines that the federal courts lack jurisdiction over these plaintiffs,  they may be required to

                                       11

pursue  their  claims in the New York  courts.  This could  increase the expense
involved,   and  result  in  additional  delay,  in  prosecuting  their  claims.
Administrative  expenses  declined  in the first six months of 2005 due to a fix fee  agreement  reached  with the law firm that handles  general  administrative legal work for the  Litigation  Trust and a decline in  expenses  related to the filing  of  registration  statements,  supplements  and  prospectuses  with  the
Securities and Exchange Commissions in connection with the initial distributions of trust units. General administrative expenses increased slightly in the second quarter  of 2005 as  compared  with the first  quarter  of 2005 due to  expenses associated  with  the  implementation  of a web  site  for  the  benefit  of our unit-holders.

Under our  agreement  with  counsel  arguing the  appeal,  a portion of the fees related to arguing the appeal will be contingent on the resulting decision. As a result, we do not currently expect  significant  additional  expenses related to the appeal or a trial  (which is itself  dependent on the outcome of the appeal)
until at least the first quarter of 2006.

On June 1, 2004, we filed a Voluntary  Discontinuance and Tolling Agreement with respect to the second  lawsuit.  Since  there are many issues of fact and law in the PPE case  which  relate  to  matters  that  are also at issue in the  second lawsuit,  we believe that,  as long as the right to recommence  the suit without regard to the statute of limitations was preserved,  the  discontinuance of this suit was  appropriate  in order to avoid the cost of  maintaining  two  separate lawsuits.

LIQUIDITY AND CAPITAL RESOURCES

            Empire Resorts has provided us with an irrevocable line of credit of up to $2,500,000  to provide funds to pay any and all of our expenses  permitted under the  Declaration  of Trust.  Although  no  interest  is payable on amounts advanced under our line of credit., the Litigation Trust imputes interest on the borrowings at Empire Resorts  borrowing rate (5.5% per annum at June 30, 2005)..
Amounts  outstanding  under  our  line of  credit  are to be  repaid  by us from proceeds received from any settlement or award in connection with our litigation claims after payment of an amount  necessary to pay our Litigation  Trustees the fees for their services as set forth in the Declaration of Trust.  Repayments of amounts  outstanding  under our line of credit may be made as a whole or in part from time to time at any time  without  notice.  We may  reborrow any amounts so repaid.  Our line of credit  will  remain in full  force  and  effect  until our termination

            Empire Resorts is a holding company, owning all the capital stock or membership  interests of certain  other  entities.  Empire  Resorts is therefore dependent  on these other  entities to pay  dividends or make  distributions  in order to generate  internal cash flow and to satisfy its obligations,  including its obligations  under our line of credit.  There can be no assurance,  however, that these other entities will generate  enough revenue to pay cash dividends or make cash  distributions.  In addition,  these entities may enter into contracts that limit or prohibit their ability to pay dividends or make distributions.

            Empire Resorts had no operating revenue during the fiscal year ended
December  31, 2003 and  operating  revenue of $44.9  million for the fiscal year ended December 31, 2004 and $23.2 million for the six months ended June 30, 2005 and  sustained  net  operating  losses  of  approximately  $8.0,  $12.7 and $5.6
million,   respectively,   during  such   periods.   Although   Empire   Resorts
significantly  increased  its level of  operations  during  the third and fourth quarters of 2004 and the first two quarters of 2005,  it has yet to  demonstrate that such  operations  can be profitable.  Therefore,  there can be no assurance that Empire Resorts will have the ability to meet its obligations under our line of credit.

ITEM 3.  CONTROLS AND PROCEDURES

(a) The Litigation  Trust carried out an evaluation,  under the  supervision and with the participation of the Litigation Trust's management, including Joseph E.
Bernstein  (acting  Chief  Executive  Officer) and Paul A. deBary  (acting Chief

                                       12

Financial  Officer),   the  Litigation  Trust's  Litigation  Trustees,   of  the
effectiveness of the design and operation of the Litigation Trust's  "disclosure controls and procedures",  as such term is defined in Exchange Act Rule 15d-15e, as of the end of the period covered by this report.  Based upon that evaluation,
Messrs.  Bernstein  and  deBary  have  concluded  that  the  Litigation  Trust's disclosure  controls and  procedures  were effective as of the end of the period covered by this report to provide reasonable assurance that information required to be  disclosed  by the  Litigation  Trust in reports  that it files or submits under the Exchange Act is recorded,  processed,  summarized and reported  within the time periods specified in SEC rules and forms.

(b) There have been no significant  changes in the Litigation  Trust's  internal controls or in other  factors  that could  significantly  affect the  Litigation
Trust's  internal  controls  subsequent to the date the Litigation Trust carried out this evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

            A control  system,  no matter how well  conceived and operated,  can provide only  reasonable,  not absolute  assurance  that the  objectives  of the control  system are met.  Because of the  inherent  limitations  in all  control systems,  no internal  controls can provide absolute  assurance that all control issues and instances of fraud, if any, within a company have been detected.

                                       13

PART II - OTHER INFORMATION

ITEM 1.   LEGAL PROCEEDINGS

          We are a statutory trust created under Delaware law. Our formation was a condition to the  consolidation  of Empire  Resorts with MRMI,  MCM, MRDC, and
Mohawk.  Also as a condition to that consolidation,  each of Catskill,  MRDC and
Mohawk,  agreed to  assign to us all of their  claims  under or  related  to the alienation and frustration of their  agreements and business  relations with the
St. Regis Mohawk Tribe. That assignment included rights to any proceeds from any settlement or award that may arise from any  litigation  relating to that claim.
Our  litigation  claims  arise from the  efforts of each of  Catskill,  MRDC and
Mohawk to develop with the St. Regis Mohawk Tribe a gaming casino in Monticello,
New York.  We spent several  years and  substantial  funds to develop and obtain required  approvals  for the  casino.  Subsequently,  Park  Place  Entertainment
Corporation,  the world's largest gaming corporation and Atlantic City's largest casino  operator,  entered into an agreement  providing for the St. Regis Mohawk
Tribe to commit their future  casino  development  efforts  exclusively  to Park
Place  Entertainment  Corporation.  That  agreement  conflicted  with the Mohawk
Tribe's agreements with Catskill MRDC and Mohawk. There is one lawsuit presently pending  and one  lawsuit  that has been  discontinued.  The  first  lawsuit  is
Catskill Development,  L.L.C., Mohawk Management, L.L.C., and Monticello Raceway
Development   Company,   L.L.C.,   Plaintiffs.   v.  Park  Place   Entertainment
Corporation,  Defendant.  (Civil Action No. 00CIV8660  (CM)(GAY)) (United States
District Court Southern District of New York).

            This lawsuit had  initially  been  dismissed on a motion for summary judgment. However, the trial court vacated the earlier decision granting summary judgment to Park Place  Entertainment,  in order to allow  consideration  of new evidence and  additional  discovery  proceedings.  Following  those  proceedings judgment in favor of the defendant was reinstated.  An appeal has been taken and briefs  have been  filed by the  Litigation  Trust.  In  preparing  the brief on appeal,  our counsel became aware of a case that was decided  shortly before the plaintiffs  brought  the  original  complaint.  The  effect of this case is that jurisdiction may not be found to exist for two of the three plaintiff  entities.
We have  made the  Court of  Appeals  aware of this  circumstance.  If the Court determines that the federal courts lack jurisdiction over these plaintiffs, they may be  required  to pursue  their  claims in the New York  courts.  This  could increase the expense  involved,  and result in additional  delay, in prosecuting their  claims.  The  respondent's  brief  was  filed  on  June 9,  2005  and the
Litigation Trust's reply brief was filed on July 12, 2005. It is not likely that the appeal will be scheduled for oral arguments prior to late October of 2005 or that a decision in the appeal will be issued prior to the first quarter of 2006.

          The second lawsuit is Catskill Development, L.L.C., Mohawk Management,
L.L.C., and Monticello Raceway Development Company, L.L.C., Plaintiffs.  against
Gary Melius,  Ivan Kaufman,  Walter Horn,  President R.C. - St. Regis Management
Company,  et al,  Defendants.  (Index No. 891/03) (Supreme Court of the State of
New York  County of  Sullivan).  This  lawsuit  has been  discontinued  under an agreement that permits it to be refiled at a future date without being barred by the statute of  limitations.  Our purposes are the prosecution of our claims now through the recovery of any settlement or final  judgments and the  distribution of the net amount of any such recoveries to our beneficiaries.

ITEM 6.  EXHIBITS

         a:  Exhibits

         *31.1    Certification  of Acting Chief Executive  Officer  pursuant to
                  Section 302 of the Sarbanes-Oxley Act of 2002.

         *31.2    Certification  of Acting Chief Financial  Officer  pursuant to
                  Section 302 of the Sarbanes-Oxley Act of 2002.

                                       14

         *32.1    Certification  of the Acting Chief Executive  Officer pursuant to 18 U.S.C.  Section 1350 adopted  pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

         *32.2    Certification  of the Acting Chief Financial  Officer pursuant to 18 U.S.C.  Section 1350 adopted  pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

         *Filed herewith

                                   SIGNATURES

            In accordance with the  requirements  of the Exchange Act,  Catskill
Litigation  Trust  caused  this  report  to be  signed  on  its  behalf  by  the undersigned, thereunto duly authorized.

                                          CATSKILL LITIGATION TRUST
                                          (Registrant)

DATE:  August 15, 2005                    By: /s/ Joseph E. Bernstein
                                              ----------------------------------
                                              Joseph E. Bernstein
                                              Litigation Trustee

DATE:  August 15, 2005                    By: /s/ Paul A. deBary
                                              ----------------------------------
                                              Paul A. deBary
                                              Litigation Trustee

                                       15

                                                                    Exhibit 31.1

                            Section 302 Certification

I, Joseph E. Bernstein, certify that:

1. I have reviewed this quarterly  report on Form 10-QSB of Catskill  Litigation
Trust;

2. Based on my  knowledge,  this  quarterly  report  does not contain any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the  circumstances  under which such statements were made, not  misleading  with respect to the period covered by this quarterly report;

3.  Based  on my  knowledge,  the  financial  statements,  and  other  financial information  included  in this annual  report,  fairly  present in all  material respects  the  financial  condition,  results  of  operations  and cash flows of
Catskill  Litigation  Trust  as of,  and  for,  the  periods  presented  in this quarterly report;

4. Catskill Litigation Trust's other certifying officer(s) and I are responsible for establishing and maintaining  disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for Catskill  Litigation Trust and
have:

            a) designed such disclosure controls and procedures,  or caused such disclosure  controls and  procedures to be designed  under our  supervision,  to
ensure  that  material   information  relating  to  Catskill  Litigation  Trust,
including its  consolidated  subsidiaries,  is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

            b)  evaluated  the  effectiveness  of  Catskill  Litigation  Trust's disclosure  controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

            c)  disclosed  in this  quarterly  report  any  change  in  Catskill
Litigation  Trust's  internal  control over  financial  reporting  that occurred
during  Catskill   Litigation  Trust's  most  recent  fiscal  quarter  (Catskill
Litigation  Trust's  fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect,  Catskill
Litigation Trust's internal control over financial reporting.

5. Catskill Litigation Trust's other certifying officer(s) and I have disclosed, based  on  our  most  recent  evaluation  of  internal  control  over  financial reporting,  to Catskill  Litigation  Trust's auditors and the audit committee of
registrant's   board  of  directors  (or  persons   performing   the  equivalent
functions):

            a) all  significant  deficiencies  and  material  weaknesses  in the design or  operation  of internal  control over  financial  reporting  which are reasonably  likely to adversely  affect Catskill  Litigation  Trust's ability to record, process, summarize and report financial information; and

            b) any fraud,  whether or not material,  that involves management or other  employees  who have a  significant  role in Catskill  Litigation  Trust's internal control over financial reporting.

Date:  August 15, 2005                     /s/ Joseph E. Bernstein
                                           -------------------------------------
                                           Name:  Joseph E. Bernstein
                                           Title: Acting Chief Executive Officer

                                                                    Exhibit 31.2

                            Section 302 Certification

I, Paul A. deBary, certify that:

1. I have reviewed this quarterly  report on Form 10-QSB of Catskill  Litigation
Trust;

2. Based on my  knowledge,  this  quarterly  report  does not contain any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the  circumstances  under which such statements were made, not  misleading  with respect to the period covered by this quarterly report;

3.  Based  on my  knowledge,  the  financial  statements,  and  other  financial information  included  in this annual  report,  fairly  present in all  material respects  the  financial  condition,  results  of  operations  and cash flows of
Catskill  Litigation  Trust  as of,  and  for,  the  periods  presented  in this quarterly report;

4. Catskill  Litigation  Trust's other certifying  officer and I are responsible for establishing and maintaining  disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for Catskill  Litigation Trust and
have:

            a) designed such disclosure controls and procedures,  or caused such disclosure  controls and  procedures to be designed  under our  supervision,  to ensure that material  information  relating to Catskill Litigation Trust, (which has no consolidated  subsidiaries),  is made known to us by others, particularly during the period in which this quarterly report is being prepared;

            b)  evaluated  the  effectiveness  of  Catskill  Litigation  Trust's disclosure  controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

            c)  disclosed  in this  quarterly  report any change in the Catskill
Litigation  Trust's  internal  control over  financial  reporting  that occurred during it's most recent  fiscal  quarter  that has  materially  affected,  or is reasonably likely to materially  affect,  Catskill  Litigation  Trust's internal control over financial reporting.

5. Catskill  Litigation  Trust's other certifying  officer and I have disclosed, based  on  our  most  recent  evaluation  of  internal  control  over  financial reporting,  to Catskill  Litigation  Trust's auditors and any persons performing the equivalent functions of an audit committee of Catskill Litigation Trust):

            a) all  significant  deficiencies  and  material  weaknesses  in the design or  operation  of internal  control over  financial  reporting  which are reasonably  likely to adversely  affect Catskill  Litigation  Trust's ability to record, process, summarize and report financial information; and

            b) any fraud,  whether or not material,  that involves management or other  employees  who have a  significant  role in Catskill  Litigation  Trust's internal control over financial reporting.

Date:  August 15, 2005                  /s/ Paul A. deBary
                                        ---------------------------------------
                                        Name:   Paul A. deBary
                                        Title:  Acting Chief Financial Officer

                                                                    Exhibit 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER (1)

Pursuant  to  18  U.S.C.  Section  1350,  as  created  by  Section  906  of  the
Sarbanes-Oxley  Act of  2002,  the  following  certification  is  being  made to accompany  Catskill  Litigation  Trust's Quarterly Report on Form 10-QSB for the
period ended June 30, 2005;

In  connection  with the  Quarterly  Report of  Catskill  Litigation  Trust (the
"Company")  on Form 10-QSB for the period  ended June 30, 2005 as filed with the
Securities and Exchange Commission on the date hereof (the "Report"),  I, Joseph
E. Bernstein,  Acting Chief Executive Officer of the Company,  certify, pursuant to 18 U.S.C. ss. 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to my knowledge:

       (1)  The Report fully complies with the  requirements of Section 13(a) or
            Section  15(d),  as applicable,  of the  Securities  Exchange Act of
            1934, as amended; and

       (2)  The  information  contained in the Report  fairly  presents,  in all material respects, the financial condition and results of operations of the Company.

                                           /s/ Joseph E. Bernstein
                                           -------------------------------------
                                           Name:  Joseph E. Bernstein
                                           Title: Acting Chief Executive Officer
                                           Date:  August 15, 2005

       (1)  A signed original of this written statement  required by Section 906 has been provided to Catskill  Litigation Trust and will be retained by Catskill  Litigation  Trust and furnished to the  Securities  and
            Exchange Commission or its staff upon request.

The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section  1350 and is not  being  filed as part of the  Report  or as a  separate disclosure document.

                                                                    Exhibit 32.2

                  CERTIFICATION OF CHIEF FINANCIAL OFFICER (1)

Pursuant  to  18  U.S.C.  Section  1350,  as  created  by  Section  906  of  the
Sarbanes-Oxley  Act of  2002,  the  following  certification  is  being  made to accompany  Catskill  Litigation  Trust's Quarterly Report on Form 10-QSB for the
period ended June 30, 2005;

In connection  with the Quarterly  Report of Catskill  Litigation  Trust on Form
10-QSB for the  period  ended June 30,  2005 as filed  with the  Securities  and
Exchange Commission on the date hereof (the "Report"), I, Paul A. deBary, Acting
Chief Financial Officer of the Catskill Litigation Trust,  certify,  pursuant to
18 U.S.C. ss. 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of
2002 that to my knowledge:

       (1)  The Report fully complies with the  requirements of Section 13(a) or
            Section  15(d),  as applicable,  of the  Securities  Exchange Act of
            1934, as amended; and

       (2)  The  information  contained in the Report  fairly  presents,  in all material respects, the financial condition and results of operations of the Catskill Litigation Trust.

                                           /s/ Paul A. deBary
                                           -------------------------------------
                                           Name:   Paul A. deBary
                                           Title:  Acting Chief Financial Officer
                                           Date:   August 15, 2005

       (1)  A signed original of this written statement  required by Section 906 has been provided to Catskill  Litigation Trust and will be retained by Catskill  Litigation  Trust and furnished to the  Securities  and
            Exchange Commission or its staff upon request.

            The foregoing certification is being furnished solely pursuant to 18
            U.S.C.  Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-QSB
(Mark one)

    /X/    Quarterly Report under Section 13 or 15(d) of the Securities Exchange
           Act of 1934

           For the quarterly period ended September 30, 2005

    / /    Transition Report under Section 13 or 15(d) of the Exchange Act

           For the transition period from __________ to __________

                        Commission file number 333-112603

                            CATSKILL LITIGATION TRUST
                            -------------------------
 (Exact Name of Small Business Issuer as Specified in Its Declaration of Trust)

         DELAWARE                                     16-6547621
--------------------------------------------------------------------------------
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                       C/O CHRISTIANA BANK & TRUST COMPANY
                                1314 King Street
                           Wilmington, Delaware 19801
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (302) 888-7400
--------------------------------------------------------------------------------
                (Issuer's Telephone Number, Including Area Code)

_--------------------------------------------------------------------------------
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check  whether the issuer (1) filed all reports  required to be filed by Section
13 or 15(d) of the  Exchange  Act during the past 12 months (or for such shorter period that Catskill  Litigation  Trust was required to file such reports),  and
(2) has been subject to such filing  requirements  for the past 90 days.

Yes /X/ No / /

Indicate by check mark whether the registrant is a shell company (as defined in
Rule 12b-2 of the Exchange Act). Yes   / /  No  /X/

        As of November 11, 2005, 22,702,896 Units of beneficial interest were outstanding.

        Transitional Small Business Disclosure Format (check one):
Yes / /  No  /X/

                            CATSKILL LITIGATION TRUST

                                   FORM 10-QSB

                                      INDEX

PART I - FINANCIAL INFORMATION                                                                      Page

            ITEM 1. CONDENSED FINANCIAL STATEMENTS (unaudited)

            Condensed Balance Sheet as of September 30, 2005                                         3

            Condensed Statements of Operations for the three months and nine months ended September 30, 2005  and for the three months ended September 30, 2004 and for
             the period January 12, 2004 (Date of Inception) to September 30, 2004                   4

            Condensed Statements of Cash Flows for the nine months ended September 30, 2005
            and for the period January 12, 2004 (Date of Inception) to September 30, 2004            5

            Notes to Condensed Financial Statements                                                 6-9

            ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS
                     OR PLAN OF OPERATION                                                           10-12

            ITEM 3.  CONTROLS AND PROCEDURES                                                        13

PART II - OTHER INFORMATION

            ITEM 1.  LEGAL PROCEEDINGS                                                              14

            ITEM 6.  EXHIBITS                                                                       15

SIGNATURES                                                                                          15

                                       2

                         PART I - FINANCIAL INFORMATION

ITEM 1.     FINANCIAL STATEMENTS

                               CATSKILL LITIGATION TRUST
                                CONDENSED BALANCE SHEET
                                   September 30, 2005
                                      (Unaudited)

ASSETS
   Current Assets
         Cash and cash equivalents                         $  14,333
                                                           ---------
   Total Current Assets                                       14,333
                                                           ---------
TOTAL ASSETS                                               $  14,333
                                                           =========

LIABILITIES AND TRUST DEFICIENCY
      Current Liabilities
           Accounts payable                                $ 240,977
           Line of credit-related party                      700,000
                                                           ---------
      Total Current Liabilities                            $ 940,977

     Trust Deficiency
         Units of Beneficial Interest: authorized
         22,702,896; issued and outstanding 22,702,896        40,278
         Accumulated deficit                                (966,922)
                                                           ---------
      Total Trust Deficiency                                (926,644)
                                                           ---------
TOTAL LIABILITIES AND TRUST DEFICIENCY                     $  14,333
                                                           =========

 The accompanying notes are an integral part of these condensed financial statements.

                                       3

                            CATSKILL LITIGATION TRUST
                       CONDENSED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                                                                             For the Period from
                                                  For the               For the              For the           January 12, 2004
                                            Three Months Ended     Three Months Ended     Nine Months Ended  (Date of Inception) to
                                            September 30, 2005     September 30, 2004    September 30, 2005     September 30, 2004

                                           ----------------------------------------------------------------------------------------

General and Administrative Expenses:
Litigation Trustee Fees                       $     30,000          $     30,000         $     90,000          $     86,130
Administrative Trustee Fees                          1,500                 1,500                4,500                 9,000
Consulting Fees                                      1,500                 6,090                4,500                14,233
Legal Fees                                         119,363                75,336              395,735               168,333
Accounting Fees                                      7,000                 7,870               31,750                17,140
Interest Expense                                    13,689                 3,438               28,562                 6,866
Other                                                4,654                 1,167                8,396                 3,083
                                              ------------          ------------         ------------          ------------
Total General and Administrative Expenses     $    177,706          $    125,401         $    563,443          $    304,785
Other Income                                           199                   217                1,581                   492
                                              ------------          ------------         ------------          ------------
Net Loss                                      $   (177,507)         $   (125,184)        $   (561,862)         $   (304,293)
                                              ============          ============         ============          ============
Loss per unit outstanding                     $      (0.01)         $      (0.01)        $      (0.02)         $      (0.01)
                                              ============          ============         ============          ============
Units outstanding                               22,702,896            22,702,896           22,702,896            22,702,896
                                              ============          ============         ============          ============

 The accompanying notes are an integral part of these condensed financial statements.

                                       4

                            CATSKILL LITIGATION TRUST
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                                                                                            For the Period
                                                                                For the                   January 12, 2004
                                                                           Nine Months Ended            (Date of Inception) to
                                                                           September 30, 2005             September 30, 2004
                                                                           ------------------            ---------------------
OPERATING ACTIVITIES
Net Loss                                                                       $(561,862)                     $(304,293)
   Adjustments to reconcile net loss to net cash used in operations:
      Imputed interest expense                                                    28,562                          6,866
      Accounts Payable                                                           156,855                         41,375
      Accrued legal and administrative expenses                                  (31,715)                        75,000
                                                                               ---------                      ---------
Net cash used in operating activities                                          $(408,160)                     $(181,052)

Cash flow from financing activities
      Increase in line of credit-related party                                   200,000                        250,000
                                                                               ---------                      ---------
(Decrease) Increase in Cash and Equivalents                                    $(208,160)                     $  68,948

Cash and Equivalents-beginning of period                                         222,493                           --
                                                                               ---------                      ---------
Cash and Equivalents- end of period                                            $  14,333                      $  68,948

 The accompanying notes are an integral part of these condensed financial statements.

                                       5

                            CATSKILL LITIGATION TRUST

     Notes to Condensed Financial Statements--September 30, 2005 (Unaudited)

NOTE 1 - THE TRUST

          The  Catskill  Litigation  Trust is a  Delaware  statutory  trust (the
          "Litigation Trust") formed by Empire Resorts, Inc. ("Empire Resorts"),
          Monticello  Raceway  Management,  Inc.,  ("MRMI"),  Monticello  Casino
          Management,  L.L.C.,  Monticello Raceway Development  Company,  L.L.C.
          ("MRDC")  and Mohawk  Management,  L.L.C.  ("Mohawk").  On January 12,
          2004,  22,702,896  units of  beneficial  interest  were  issued to the members  and  stockholders  of those  entities.  At that time,  Empire
          Resorts,  Catskill  Development,  L.L.C.  ("Catskill"),  MRMI, Mohawk,
          Joseph E. Bernstein, Paul A. deBary (Messrs.  Bernstein and deBary are
          hereinafter  referred to as the "Litigation  Trustees") and Christiana
          Bank and Trust Company (the "Administrative Trustee") entered into the
          Declaration of Trust of Catskill Litigation Trust (the "Declaration of
          Trust").

          In the Declaration of Trust, Catskill, MRDC and Mohawk assigned to the
          Litigation  Trust  all  of  their  claims  under  or  related  to  the alienation and frustration of their agreements and business  relations with the St.  Regis  Mohawk  Tribe and their rights to any judgment or settlement  that  may  arise  from  any  litigation  relating  to  two litigations entitled Catskill  Development,  L.L.C., Mohawk Management
          L.L.C. and Monticello Raceway Development  Company L.L.C.,  Plaintiffs
          v. Park Place  Entertainment  Corporation,  Defendant (the "PPE Case")
          and  Catskill   Development,   L.L.C.,   Mohawk  Management,   L.L.C.,
          Monticello Raceway  Development  Company,  L.L.C.,  Plaintiffs v. Gary
          Melius,  Ivan  Kaufman,  Walter  Horn,  President  R.C.  -  St.  Regis
          Management  Company,  et  al,  Defendants  (hereinafter  referred  to, collectively with the PPE case, as the  "Litigation").  If at any time the Litigation Trustees determine, in their absolute discretion,  that the assets of the  Litigation  Trust are not sufficient to justify its continuance,  the Litigation  Trustees are authorized to terminate the
          Litigation Trust. In addition, the Litigation Trust is to terminate on the  date  that all  litigation  has been  fully  prosecuted  to final judgment or dismissal, including all appeals, and all Litigation Trust assets have been distributed to the Litigation Trust's beneficiaries.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          BASIS OF PRESENTATION

          These condensed financial  statements have been prepared in accordance with accounting  principles generally accepted in the United States of
          America ("GAAP"),  and with Form 10-QSB and Item 310 of Regulation S-B of the  Securities  and  Exchange  Commission.  In the  opinion of the
          Litigation Trustees,  the accompanying  condensed financial statements contain  all the  adjustments  necessary  (consisting  only of  normal recurring  accruals) for a fair presentation.  The interim results are not  necessarily  indicative of the results that would be expected for the full  year and do not  contain  all  information  included  in our annual financial  statements and notes for the year ended December 31,
          2004.

          Certain  information  and footnote  disclosures  normally  included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these financial statements be read in conjunction  with the audited  financial  statements and notes thereto included in the report on Form 10-KSB for the period  January 12, 2004
          (date of inception) to December 31, 2004.

                                       6

          USE OF ESTIMATES IN THE FINANCIAL STATEMENTS

          The preparation of financial  statements in conformity with accounting principles generally accepted in the United States of America requires the Litigation  Trustees to make estimates and assumptions that affect the  reported  amounts of assets and  liabilities  and  disclosure  of contingent  assets  and  liabilities  at the  date  of  the  financial statements  and the reported  amounts of revenues and expenses  during
          the  reporting   period.   Actual  results  could  differ  from  those
          estimates.

          CASH AND CASH EQUIVALENTS

          Cash and cash equivalents include cash on account, demand deposits and certificates  of deposit with  original  maturities of three months or less at  acquisition  and money market funds.  From time to time,  the
          Litigation Trust maintains  significant cash balances in excess of the amounts  covered by the Federal  Deposit  Insurance  Corporation.  The
          Litigation  Trust has not incurred any losses in such accounts and the
          Litigation  Trustees  believe  it is not  exposed  to any  significant credit risk on cash.

          INCOME TAXES

          For federal income tax purposes,  the Litigation Trust is treated as a grantor trust. Under the grantor trust rules, each holder of a unit of beneficial interest is treated as the owner of his or her share of the
          Litigation  Trust's assets.  The treatment of income and expense items under GAAP may differ from the tax  treatment of such items.  Expenses incurred by the Litigation Trust are capitalized for tax purposes.

NOTE 3 - LINE OF CREDIT-RELATED PARTY

          Empire  Resorts,  a related party,  has provided the Litigation  Trust with a line of credit of up to  $2,500,000.  The line of credit can be used to pay all expenses of the Litigation  Trust  permitted under the
          Declaration of Trust,  including but not limited to professional  fees and  the  fees  and  expenses  of the  Litigation  and  Administrative
          Trustees.  The line of credit  is  non-interest  bearing  and is to be repaid  from any  amounts  received  from  litigation  settlements  or awards.  The  line of  credit  expires  upon  the  termination  of the
          Litigation Trust.

          As of September 30, 2005,  $700,000 had been drawn against the line of credit. On October 11, 2005, an additional  $150,000 was drawn against the line of credit.

          The  Litigation  Trust  imputed  interest on the  borrowings at Empire
          Resorts' borrowing rate (8.00% per annum at September 30, 2005). Prior to July 1, 2005,  Empire Resorts'  borrowing rate was 5.50%.  Interest expense for the three months ended  September  30, 2005 and  September
          30,  2004  amounted  to $13,689  and  $3,438,  respectively.  Interest expense  for the nine  months  ended  September  30,  2005 and for the period  January 12, 2004 (date of  inception)  to  September  30, 2004 amounted to $28,562 and $6,866, respectively. Imputed interest expense is deemed contributed capital to the Litigation Trust.

NOTE 4 - DISTRIBUTIONS

          The  distribution of any net proceeds from  litigation  settlements or awards,  after  amounts  are  applied to cover all current or expected expenses of the Litigation Trust, is to be made at the sole discretion of the Litigation Trustees and will be distributed as follows:

                                       7

          First:  To  pay  the  Litigation  Trustees  their  fees  arising  from litigation settlements or awards. (See Note 5)

          Second:  To  reimburse  $7,500,000  to  Empire  Resorts  for  expenses incurred in connection  with the Litigation  prior to the formation of the  Litigation  Trust and, in addition,  to repay Empire  Resorts any amounts outstanding under the line of credit.

          Third:  If any amount  remains after the above  requirements  are met, such amount remaining is to be divided among the  beneficiaries of the
          Litigation  Trust in proportion to their  ownership of units as of the date the distribution is made.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

          COMPENSATION OF LITIGATION TRUSTEES

          Each of the two Litigation Trustees is entitled to annual compensation of $60,000 plus  reimbursement of expenses  incurred  carrying out the purpose of the Litigation Trust. In addition,  one litigation  trustee is entitled to 4.0%, and the other 1.0%, of any litigation settlements or awards.

          COMPENSATION OF THE ADMINISTRATIVE TRUSTEE

          The  Administrative  Trustee is  entitled to a $5,000  acceptance  fee
          (which  includes  the first  month  administrative  fee) and a monthly administrative fee of $500. In addition, the Administrative Trustee is entitled  to a custody fee on certain  cash  balances  and  marketable securities  of 0.5% per annum on the first  $10,000,000  of fair value and  3.0%  on the  excess  and  reimbursement  for  certain  fees  and expenses.

          EXPENSES PAID PRIOR TO THE FORMATION OF THE LITIGATION TRUST

          As  discussed in Note 4, the  Litigation  Trust is obligated to pay to
          Empire  Resorts up to  $7,500,000.  This  amount  represents  expenses incurred prior to the formation of the Litigation Trust. The amount is payable solely from the proceeds of litigation settlements or awards.

          REPAYMENTS OF AMOUNTS DRAWN UNDER THE LINE OF CREDIT-RELATED PARTY

          As  discussed  in Note 4, the  expenses  of the  Litigation  Trust are expected to be paid from draws under the line of credit. Amounts drawn under the line of credit are to be repaid  from any  amounts  received from litigation settlements or awards.

          ADDITIONAL AMOUNTS PAYABLE TO APPEALS COUNSEL

          Under the terms of the  Litigation  Trust's  arrangement  with the law firm handling its appeal,  additional fees in an aggregate  amount not to exceed $100,000 may be payable to that firm.

          The exact amount payable in the event of a reversal of the decision by the trial court will vary from  $50,000 to $100,000  depending  on the precise nature of the outcome.

                                       8

NOTE 6 - CERTAIN RELATIONSHIPS

          The Litigation  Trustees are both currently members of Empire Resorts'
          Board of Directors.

NOTE 7 - SUBSEQUENT EVENTS

          Following the re-entry of an adverse  judgment with respect to the PPE
          Case  in the  District  Court  in the  fourth  quarter  of  2004,  the
          Litigation Trust recommenced an appeal to the Court of Appeals for the
          Second Circuit. The appellant's brief in the appeal was filed on April
          1, 2005.  In preparing  the brief on appeal,  the  Litigation  Trust's counsel  became  aware of a case that was decided  shortly  before the plaintiffs brought the original complaint.  The effect of this case is that  jurisdiction  may not be  found to  exist  for two of the  three plaintiff  entities.  We have made the Court of Appeals  aware of this circumstance.  If the Court  determines  that the federal  courts lack jurisdiction  over these  plaintiffs,  they may be  required to pursue their claims in the New York courts.  This could  increase the expense involved, and result in additional delay, in prosecuting their claims.
          The  respondent's  brief was filed on June 9, 2005 and the appellant's reply brief was filed on July 12, 2005.  Oral  arguments on the appeal were heard on October 17, 2005. At that time,  one member of the panel questioned  whether  there  were  factual  issues  that  needed  to be determined  before the  jurisdictional  issues could be resolved.  The
          Litigation Trust's attorneys took the position that there were not and this  was  not  contradicted  by the  attorneys  for  the  defendants.
          However,  a return of the case to the  District  Court for  additional findings on jurisdiction  could result in some additional  expense for the Litigation Trust and also, possibly, significant delay. Barring an interim  decision on  jurisdiction,  it is unlikely that a decision on the appeal will be issued prior to the first quarter of 2006.

                                       9

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

        This Report on Form 10-QSB contains "forward-looking  statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section
21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements  other than  statements of historical  facts included in this Report, including without limitation, the statements under "General," and "Liquidity and
Capital Resources," are forward-looking  statements.  All subsequent written and oral forward-looking  statements attributable to the Litigation Trust or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements.

        The  following  discussions  should  be read  in  conjunction  with  our
financial   statements  and  the  related  notes  thereto  and  other  financial information  appearing  elsewhere  in  this  report.  The  following  discussion contains  forward-looking  statements that involve risks and uncertainties.  Our
actual  results  could  differ   materially   from  those   anticipated  in  the
forward-looking  statements  as a result of  various  factors,  including  those discussed elsewhere in this report.

General

        We are a statutory trust created under Delaware law. Our formation was a condition to the  consolidation  of Empire  Resorts,  Inc.  ("Empire  Resorts"),
Monticello Raceway  Management,  Inc.,  ("MRMI"),  Monticello Casino Management,
L.L.C.  ("MCM"),  Monticello Raceway Development  Company,  L.L.C.  ("MRDC") and
Mohawk Management, L.L.C. ("Mohawk"). Also as a condition to that consolidation, each of Catskill Development,  L.L.C. ("Catskill"),  MRDC, and Mohawk, agreed to assign  to us all of  their  claims  under  or  related  to the  alienation  and frustration of their agreements and business relations with the St. Regis Mohawk
Tribe.  That  assignment  included rights to any proceeds from any settlement or award that may arise from any  litigation  relating to that claim.  We currently maintain a web site at  www.catskilltrust.com  to facilitate  communications and provide a convenient  source of more detailed  information for our  unit-holders and other interested parties.

        Our litigation claims arise from the efforts of each of Catskill,  MRDC, and  Mohawk  to  develop  with the St.  Regis  Mohawk  Tribe a gaming  casino in
Monticello,  New York. The plaintiffs spent several years and substantial  funds to develop and obtain  required  approvals  for the casino.  Subsequently,  Park
Place  Entertainment  Corporation,  the world's  largest gaming  corporation and
Atlantic City's largest casino operator, entered into an agreement providing for the St. Regis Mohawk Tribe to commit  their future  casino  development  efforts exclusively to Park Place Entertainment  Corporation.  That agreement conflicted with the Mohawk Tribe's agreements with Catskill, MRDC and Mohawk.

        There is one lawsuit pending and one lawsuit that has been discontinued.
The first lawsuit is Catskill Development,  L.L.C.,  Mohawk Management,  L.L.C.,
and Monticello Raceway Development Company,  L.L.C.,  Plaintiffs.  v. Park Place
Entertainment  Corporation,  Defendant.  (Civil Action No. 00CIV8660 (CM) (GAY))
(United States District Court Southern  District of New York) referred to herein as the "PPE case".  This lawsuit had  initially  been  dismissed on a motion for summary  judgment.  However,  the trial court  subsequently  vacated the earlier decision  granting  summary  judgment to Park Place  Entertainment,  in order to consider new evidence and allow additional  discovery  proceedings.  After these proceedings  were completed,  the dismissal was  reinstated.  An appeal has been taken and a brief has been filed by the Litigation Trust. The respondent's brief was filed on June 9, 2005 and the  Litigation  Trust's  reply brief was filed on
July 12, 2005.  Oral  arguments on the appeal were heard on October 17, 2005. It is  unlikely  that a decision  on the appeal  will be issued  prior to the first quarter of 2006.  The second  lawsuit is Catskill  Development,  L.L.C.,  Mohawk
Management,   L.L.C.,  and  Monticello  Raceway  Development  Company,   L.L.C.,
Plaintiffs against Gary

                                       10

Melius,  Ivan  Kaufman,  Walter  Horn,  President  R.C. - St.  Regis  Management
Company,  et al,  Defendants.  (Index No. 891/03) (Supreme Court of the State of
New York  County of  Sullivan).  This  lawsuit  has been  discontinued  under an agreement that permits it to be refiled at a future date without being barred by the statute of  limitations.  Our purposes are the prosecution of our litigation claims  through  the  recovery  of any  settlement  or final  judgments  and the distribution of the net amount of any such recoveries to our beneficiaries.

        The   administration   of  our   Litigation   Trust  will   involve  the
authentication  and payment of fees and expenses for legal and related  services in connection with our litigation  claims,  reporting and regulatory  compliance
and  the  maintenance  of  litigation,   financial  and   unit-holder   records.
Administrative expenses are currently estimated to be approximately $200,000 per year, including the fees of the litigation and administrative trustees, auditors and  accountants  and other  support  services.  Legal  fees and other  expenses involved in our  litigation  claims are impossible to predict with any degree of accuracy.  No  assurance  can be given that the amounts  available to us for the payment of such  expenses  under our line of credit will be  sufficient to carry our  litigation  claims through to a successful  conclusion or that  alternative funds will be available for such purpose.

        Our  unit-holders  will only be  entitled to the net  proceeds  from any settlement or award,  if any, of our litigation  claims after the payment of our expenses, the fees of our litigation trustees, any amounts outstanding under our line of credit and  $7,500,000  to Empire  Resorts  for  reimbursement  of prior expenses incurred in connection with our litigation claims.

RESULTS OF OPERATIONS

For the three  months  ended  September  30,  2005,  we  reported  a net loss of
$177,507.  Included  in these net losses are legal  fees of  $119,363  (of which legal fees related to litigation were $107,362),  and administrative expenses of
$58,343, offset by dividend income of $199, but no proceeds from any litigation.
For the three  months  ended  September  30,  2004,  we  reported  a net loss of
$125,184.  Included  in this net loss are legal fees of  $75,336  (of which only
$336 related to litigation),  and  administrative  expenses of $50,065 offset by dividend income of $217, but no proceeds from any litigation.

For the  nine  months  ended  September  30,  2005,  we  reported  a net loss of
$561,863.  Included  in these net losses are legal  fees of  $395,735  (of which legal fees related to litigation were $362,950),  and administrative expenses of
$164,493,  offset  by  dividend  income  of  $1,580,  but no  proceeds  from any litigation. For the period January 12, 2004 (Date of Inception) to September 30,
2004,  we reported a net loss of  $304,293.  Included in this net loss are legal fees of $168,333  ($93,333 of which related to litigation),  and  administrative expenses of $136,452 offset by dividend income of $492, but no proceeds from any litigation.

The increase in legal fees related to litigation  reflects the activity involved in connection with our appeal to the 2nd Circuit. During the first six months of
2004, the Litigation  Trust incurred only limited expenses related to litigation because  Judge  McMahon  was  waiting  for a  decision  by the New York Court of
Appeals prior to rendering  her  decision.  Following the re-entry of an adverse judgment  with  respect  to the PPE case in the  District  Court  in the  fourth quarter of 2004, the Litigation  Trust  recommenced its appeal.  The results for the second and third  quarters of 2005  reflect  the  increased  legal  expenses relating  to  litigation  due to the  preparation  of  briefs  for  the  appeal, including matters relating to a new jurisdictional issue. In preparing the brief on appeal,  our counsel  became aware of a case that was decided  shortly before the plaintiffs brought the original  complaint.  The effect of this case is that jurisdiction may not be found to exist for two of the three plaintiff  entities.
We have  made the  Court of  Appeals  aware of this  circumstance.  If the Court determines that the federal courts lack jurisdiction over these plaintiffs, they may be  required  to pursue  their  claims in the

                                       11

New York  courts.  This  could  increase  the  expense  involved,  and result in additional delay, in prosecuting their claims.  Administrative expenses declined in the first six months of 2005 due to a fix fee agreement  reached with the law firm that handles general administrative legal work for the Litigation Trust and a  decline  in  expenses  related  to the  filing  of  registration  statements, supplements  and  prospectuses  with the Securities  and Exchange  Commission in connection with the initial distributions of trust units. General administrative expenses  increased  slightly in the second quarter of 2005 as compared with the first quarter of 2005 due to expenses  associated with the  implementation  of a web site for the benefit of our unit-holders.

Under our  agreement  with  counsel  arguing the  appeal,  a portion of the fees related to arguing the appeal will be contingent on the resulting decision. As a result, we do not currently expect  significant  additional  expenses related to the appeal.  We also do not expect the  additional  expenses  related to a trial
(which is itself  dependent  on the  outcome of the  appeal)  until at least the first  quarter of 2006.  However,  should the 2nd Circuit  determine  to request additional  findings  of  fact  with  respect  to  jurisdiction,  we  may  incur additional expenses relating to the appeal in the fourth quarter of 2005.

On June 1, 2004, we filed a Voluntary Discontinuance and Tolling Agreement with respect to the second lawsuit. Since there are many issues of fact and law in the PPE case which relate to matters that are also at issue in the second lawsuit, we believe that, as long as the right to recommence the suit without regard to the statute of limitations was preserved, the discontinuance of this suit was appropriate in order to avoid the cost of maintaining two separate lawsuits.

LIQUIDITY AND CAPITAL RESOURCES

        Empire Resorts has provided us with an irrevocable  line of credit of up to  $2,500,000  to provide  funds to pay any and all of our  expenses  permitted under the  Declaration  of Trust.  Although  no  interest  is payable on amounts advanced under our line of credit., the Litigation Trust imputes interest on the borrowings  at Empire  Resorts  borrowing  rate (8% per annum at  September  30,
2005).  Amounts outstanding under our line of credit are to be repaid by us from proceeds received from any settlement or award in connection with our litigation claims after payment of an amount  necessary to pay our Litigation  Trustees the fees for their services as set forth in the Declaration of Trust.  Repayments of amounts  outstanding  under our line of credit may be made as a whole or in part from time to time at any time  without  notice.  We may  reborrow any amounts so repaid.  Our line of credit  will  remain in full  force  and  effect  until our termination

        Empire  Resorts is a holding  company,  owning all the capital  stock or membership  interests of certain  other  entities.  Empire  Resorts is therefore dependent  on these other  entities to pay  dividends or make  distributions  in order to generate  internal cash flow and to satisfy its obligations,  including its obligations  under our line of credit.  There can be no assurance,  however, that these other entities will generate  enough revenue to pay cash dividends or make cash  distributions.  In addition,  these entities may enter into contracts that limit or prohibit their ability to pay dividends or make distributions.

        Empire  Resorts had no  operating  revenue  during the fiscal year ended
December  31, 2003 and  operating  revenue of $44.9  million for the fiscal year ended December 31, 2004 and $23.2 million for the six months ended June 30, 2005 and  sustained  net  operating  losses  of  approximately  $8.0,  $12.7 and $5.6
million,   respectively,   during  such   periods.   Although   Empire   Resorts
significantly  increased  its level of  operations  during  the third and fourth quarters of 2004 and the first two quarters of 2005,  it has yet to  demonstrate that such  operations  can be profitable.  Therefore,  there can be no assurance that Empire Resorts will have the ability to meet its obligations under our line of credit.

                                       12

ITEM 3.  CONTROLS AND PROCEDURES

(a) The Litigation  Trust carried out an evaluation,  under the  supervision and with the participation of the Litigation Trust's management, including Joseph E.
Bernstein  (acting  Chief  Executive  Officer) and Paul A. deBary  (acting Chief
Financial  Officer),   the  Litigation  Trust's  Litigation  Trustees,   of  the
effectiveness of the design and operation of the Litigation Trust's  "disclosure controls and procedures",  as such term is defined in Exchange Act Rule 15d-15e, as of the end of the period covered by this report.  Based upon that evaluation,
Messrs.  Bernstein  and  deBary  have  concluded  that  the  Litigation  Trust's disclosure  controls and procedures  were effective as of the end of the periods covered by this report to provide reasonable assurance that information required to be  disclosed  by the  Litigation  Trust in reports  that it files or submits under the Exchange Act is recorded,  processed,  summarized and reported  within the time periods specified in SEC rules and forms.

(b) There have been no significant  changes in the Litigation  Trust's  internal controls or in other  factors  that could  significantly  affect the  Litigation
Trust's  internal  controls  subsequent to the date the Litigation Trust carried out this evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

        A control system, no matter how well conceived and operated, can provide only  reasonable,  not absolute  assurance  that the  objectives  of the control system are met. Because of the inherent  limitations in all control systems,  no internal  controls can provide  absolute  assurance  that all control issues and instances of fraud, if any, within a company have been detected.

                                       13

PART  I -   OTHER INFORMATION

ITEM 1.     LEGAL PROCEEDINGS

        We are a statutory trust created under Delaware law. Our formation was a condition to the  consolidation  of Empire  Resorts with MRMI,  MCM,  MRDC,  and
Mohawk.  Also as a condition to that consolidation,  each of Catskill,  MRDC and
Mohawk,  agreed to  assign to us all of their  claims  under or  related  to the alienation and frustration of their  agreements and business  relations with the
St. Regis Mohawk Tribe. That assignment included rights to any proceeds from any settlement or award that may arise from any  litigation  relating to that claim.
Our  litigation  claims  arise from the  efforts of each of  Catskill,  MRDC and
Mohawk to develop with the St. Regis Mohawk Tribe a gaming casino in Monticello,
New York.  We spent several  years and  substantial  funds to develop and obtain required  approvals  for the  casino.  Subsequently,  Park  Place  Entertainment
Corporation,  the world's largest gaming corporation and Atlantic City's largest casino  operator,  entered into an agreement  providing for the St. Regis Mohawk
Tribe to commit their future  casino  development  efforts  exclusively  to Park
Place  Entertainment  Corporation.  That  agreement  conflicted  with the Mohawk
Tribe's agreements with Catskill MRDC and Mohawk.

        There  is one  lawsuit  now  pending  and  one  lawsuit  that  has  been
discontinued.  The  first  lawsuit  is  Catskill  Development,   L.L.C.,  Mohawk
Management,   L.L.C.,  and  Monticello  Raceway  Development  Company,   L.L.C.,
Plaintiffs. v. Park Place Entertainment  Corporation,  Defendant.  (Civil Action
No. 00CIV8660  (CM)(GAY)) (United States District Court Southern District of New
York).  This  lawsuit  had  initially  been  dismissed  on a motion for  summary judgment. However, the trial court vacated the earlier decision granting summary judgment to Park Place  Entertainment,  in order to allow  consideration  of new evidence and  additional  discovery  proceedings.  Following  those  proceedings judgment in favor of the defendant was reinstated.  An appeal has been taken and briefs  have been  filed by the  Litigation  Trust.  In  preparing  the brief on appeal,  our counsel became aware of a case that was decided  shortly before the plaintiffs  brought  the  original  complaint.  The  effect of this case is that jurisdiction may not be found to exist for two of the three plaintiff  entities.
We have  made the  Court of  Appeals  aware of this  circumstance.  If the Court determines that the federal courts lack jurisdiction over these plaintiffs, they may be  required  to pursue  their  claims in the New York  courts.  This  could increase the expense  involved,  and result in additional  delay, in prosecuting their  claims.  The  respondent's  brief  was  filed  on  June 9,  2005  and the
Litigation Trust's reply brief was filed on July 12, 2005. Oral arguments on the appeal were heard on October  17,  2005.  At that time,  one member of the panel questioned whether there were factual issues that needed to be determined before the  jurisdictional  issues could be resolved.  The Litigation Trust's attorneys took the  position  that  there  were not and this was not  contradicted  by the attorneys  for the  defendants.  However,  a return of the case to the  District
Court for additional  findings on  jurisdiction  could result in some additional expense for the Litigation Trust and also, possibly,  significant delay. Barring an interim  decision  on  jurisdiction,  it is  unlikely  that a decision on the appeal will be issued prior to the first quarter of 2006.

        The second lawsuit is Catskill  Development,  L.L.C., Mohawk Management,
L.L.C., and Monticello Raceway Development Company, L.L.C., Plaintiffs.  against
Gary Melius,  Ivan Kaufman,  Walter Horn,  President R.C. - St. Regis Management
Company,  et al,  Defendants.  (Index No. 891/03) (Supreme Court of the State of
New York  County of  Sullivan).  This  lawsuit  has been  discontinued  under an agreement that permits it to be refiled at a future date without being barred by the statute of  limitations.  Our purposes are the prosecution of our claims now through the recovery of any settlement or final  judgments and the  distribution of the net amount of any such recoveries to our beneficiaries.

                                       14

ITEM 6.  EXHIBITS

a:  Exhibits

          *31.1  Certification  of Acting Chief  Executive  Officer  pursuant to
                 Section 302 of the Sarbanes-Oxley Act of 2002.

          *31.2  Certification  of Acting Chief  Financial  Officer  pursuant to
                 Section 302 of the Sarbanes-Oxley Act of 2002.

          *32.1  Certification of the Acting Chief Executive Officer pursuant to
                 18  U.S.C.  Section  1350  adopted  pursuant  to  Section  906 of the Sarbanes-Oxley Act of 2002.

          *32.2  Certification of the Acting Chief Financial Officer pursuant to
                 18  U.S.C.  Section  1350  adopted  pursuant  to  Section  906 of the Sarbanes-Oxley Act of 2002.

          *Filed herewith

                                   SIGNATURES

        In  accordance  with the  requirements  of the  Exchange  Act,  Catskill
Litigation  Trust  caused  this  report  to be  signed  on  its  behalf  by  the undersigned, thereunto duly authorized.

                                           CATSKILL LITIGATION TRUST
                                           (Registrant)

DATE:  November 11, 2005                    By: /s/ Joseph E. Bernstein
                                              ----------------------------------
                                              Joseph E. Bernstein
                                              Litigation Trustee

DATE:  November 11, 2005                    By: /s/ Paul A. deBary
                                              ----------------------------------
                                              Paul A. deBary
                                              Litigation Trustee

                                       15

                                                                    Exhibit 31.1

                            Section 302 Certification

I, Joseph E. Bernstein, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Catskill Litigation
Trust;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of
Catskill Litigation Trust as of, and for, the periods presented in this quarterly report;

4. Catskill Litigation Trust's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for Catskill Litigation Trust and
have:

        a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Catskill Litigation Trust, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

        b) evaluated the effectiveness of Catskill Litigation Trust's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

        c) disclosed in this quarterly report any change in Catskill Litigation
Trust's internal control over financial reporting that occurred during Catskill
Litigation Trust's most recent fiscal quarter (Catskill Litigation Trust's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, Catskill Litigation
Trust's internal control over financial reporting.

5. Catskill Litigation Trust's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Catskill Litigation Trust's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

        a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Catskill Litigation Trust's ability to record, process, summarize and report financial information; and

        b) any fraud, whether or not material, that involves management or other employees who have a significant role in Catskill Litigation Trust's internal control over financial reporting.

Date:  November 11, 2005            /s/ Joseph E. Bernstein
                                    -------------------------------------------
                                    Name:   Joseph E. Bernstein
                                    Title:  Acting Chief Executive Officer

                                                                    Exhibit 31.2

                            Section 302 Certification

I, Paul A. deBary, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Catskill Litigation
Trust;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of
Catskill Litigation Trust as of, and for, the periods presented in this quarterly report;

4. Catskill Litigation Trust's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for Catskill Litigation Trust and
have:

        a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Catskill Litigation Trust, (which has no consolidated subsidiaries), is made known to us by others, particularly during the period in which this quarterly report is being prepared;

        b) evaluated the effectiveness of Catskill Litigation Trust's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

        c) disclosed in this quarterly report any change in the Catskill
Litigation Trust's internal control over financial reporting that occurred during it's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, Catskill Litigation Trust's internal control over financial reporting.

5. Catskill Litigation Trust's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Catskill Litigation Trust's auditors and any persons performing the equivalent functions of an audit committee of Catskill Litigation Trust):

        a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Catskill Litigation Trust's ability to record, process, summarize and report financial information; and

        b) any fraud, whether or not material, that involves management or other employees who have a significant role in Catskill Litigation Trust's internal control over financial reporting.

Date:  November 11, 2005            /s/ Paul A. deBary
                                    --------------------------------------------
                                    Name:  Paul A. deBary
                                    Title: Acting Chief Financial Officer

                                                                    Exhibit 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER (1)

Pursuant  to  18  U.S.C.  Section  1350,  as  created  by  Section  906  of  the
Sarbanes-Oxley  Act of  2002,  the  following  certification  is  being  made to accompany  Catskill  Litigation  Trust's Quarterly Report on Form 10-QSB for the
period ended September 30, 2005;

In  connection  with the  Quarterly  Report of  Catskill  Litigation  Trust (the
"Company") on Form 10-QSB for the period ended  September 30, 2005 as filed with the Securities  and Exchange  Commission on the date hereof (the  "Report"),  I,
Joseph E.  Bernstein,  Acting Chief Executive  Officer of the Company,  certify, pursuant  to 18  U.S.C.  ss.  1350,  adopted  pursuant  to  Section  906  of the
Sarbanes-Oxley Act of 2002 that to my knowledge:

     (1)  The Report fully  complies with the  requirements  of Section 13(a) or
          Section 15(d), as applicable,  of the Securities Exchange Act of 1934, as amended; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial  condition and results of operations of the Company.

                                           /s/ Joseph E. Bernstein
                                           -------------------------------------
                                           Name:  Joseph E. Bernstein
                                           Title: Acting Chief Executive Officer
                                           Date:  November 11, 2005

     (1)  A signed  original of this written  statement  required by Section 906 has been provided to Catskill Litigation Trust and will be retained by
          Catskill Litigation Trust and furnished to the Securities and Exchange
          Commission or its staff upon request.

The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section  1350 and is not  being  filed as part of the  Report  or as a  separate disclosure document.

                                                                    Exhibit 32.2

                  CERTIFICATION OF CHIEF FINANCIAL OFFICER (1)

Pursuant  to  18  U.S.C.  Section  1350,  as  created  by  Section  906  of  the
Sarbanes-Oxley  Act of  2002,  the  following  certification  is  being  made to accompany  Catskill  Litigation  Trust's Quarterly Report on Form 10-QSB for the
period ended September 30, 2005;

In connection  with the Quarterly  Report of Catskill  Litigation  Trust on Form
10-QSB for the period ended  September 30, 2005 as filed with the Securities and
Exchange Commission on the date hereof (the "Report"), I, Paul A. deBary, Acting
Chief Financial Officer of the Catskill Litigation Trust,  certify,  pursuant to
18 U.S.C. ss. 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of
2002 that to my knowledge:

     (1)  The Report fully  complies with the  requirements  of Section 13(a) or
          Section 15(d), as applicable,  of the Securities Exchange Act of 1934, as amended; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial  condition and results of operations of the Catskill Litigation Trust.

                                           /s/ Paul A. deBary
                                           -------------------------------------
                                           Name:   Paul A. deBary
                                           Title:  Acting Chief Financial Officer
                                           Date:   November 11, 2005

     (1)  A signed  original of this written  statement  required by Section 906 has been provided to Catskill Litigation Trust and will be retained by
          Catskill Litigation Trust and furnished to the Securities and Exchange
          Commission or its staff upon request.

The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section  1350 and is not  being  filed as part of the  Report  or as a  separate disclosure document.